                                PROMISSORY NOTE

     References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.


     Borrower:      The Rockies Fund, Inc.
                    4465 Northpark Drive
                    Colorado Springs, Colorado  80907

     Lender:   State Bank & Trust of Colorado Springs
               111 South Tejon
               P.O. Box 2077
               Colorado Springs, Colorado 80901


     Principal Amount:   $500,000.00
     Initial Rate:        9.750%
     Date of Note:  September 15, 1997


     PROMISE TO PAY. The rockies fund, inc. and all cosigners signing this Note (referred to in this Note individually and collectively as "Borrower") jointly and severally promise to pay to state bank and trust of colorado springs ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00), together with interest on the unpaid principal balance from September 15,1997, until paid in full.

     PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan on demand, or if no demand is made, in 59 regular payments of $4,788.69 each and one irregular last payment estimated at $453,200.61. Borrower's first payment is due October 15, 1997, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due September 15, 2002, will be for all principal and all accrued interest not yet paid. Payments include principal and interest. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

     VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Wall Street Journal. When a range of rates are listed, the rate will be the highest quoted rate. (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each year from the date of the original loan documents. The lender has the option to adjust the payment to the original amortization period at the time of any rate adjustment. This may have the affect of a different balloon payment than previously disclosed. Payment adjustment may be further defined on the Promissory Note/change in Terms Agreement. The Index currently is 8.500% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.250 percentage points over the Index, resulting in an initial rate of 9.750% per annum. NOTICE:
Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

     PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

     LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

     DEFAULT.  Borrower will be  in default if any of the following happens:
(a) Borrower fails to make any payment when due; (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender; (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished; (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest, this includes a garnishment of any of Borrower's accounts with Lender; (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note; (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

     LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 21.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgement collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Colorado. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of El Paso County, the State of Colorado. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

     DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $17.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

     RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

     COLLATERAL. This Note is secured by a Deed of Trust and an Assignment of All Rents dated September 15, 1997, to the Public Trustee for the benefit of Lender on real property located in El Paso County, State of Colorado, all the terms and conditions of which are hereby incorporated and made a part of this Note.

     GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.


PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A

BORROWER:

The Rockies Fund, Inc.



Stephen G. Calandrella , President/Director


LENDER:

State Bank and Trust of Colorado Springs


__________________________________




Variable Rate. Balloon.

RECORDATION REQUESTED BY:
STATE BANK AND TRUST OF COLORADO SPRINGS 111 SOUTH TEJON P.O. BOX 2077 COLORADO SPRINGS, CO 80901

WHEN RECORDED MAIL TO:
STATE BANK AND TRUST OF COLORADO SPRINGS 111 SOUTH TEJON P.O. BOX 2077 COLORADO SPRINGS, CO 80901

SEND TAX NOTICES TO:
STATE BANK AND TRUST OF COLORADO SPRINGS 111 SOUTH TEJON P.O. BOX 2077 COLORADO SPRINGS, CO 80901

SPACE ABOVE THIS LINE IS FOR RECORDER'S USE ONLY